Better Choice Announces Appointment of Former Blue Buffalo Founding Shareholder, Gil Fronzaglia, to the Board of Directors

NEW YORK – April 26, 2021 (GLOBE NEWSWIRE) – Better Choice Company (OTCQX: BTTR) (“Better Choice”), an animal health and wellness company, today announces the appointment of Gil Fronzaglia, former Blue Buffalo founding shareholder. Mr. Fronzaglia brings tremendous industry experience and knowledge as a highly successful investor into the animal health and wellness sector as well as many other consumer-packaged goods companies.

Michael Young, Chairman of Better Choice, stated, “We are excited to have Gil Fronzaglia join our Board of Directors. Not only does Gil have exceptional experience in the pet space as a founding member of Blue Buffalo, but he has built and sold many consumer-packaged goods companies in the natural food and beverage industry. Gil brings a wealth of industry specific knowledge and invaluable industry contacts, which will help to accelerate Better Choice’s already rapidly growing revenue.”

Mr. Young continued, “As we have previously stated, we continue to position Better Choice towards an up listing of our stock to a major North American Stock exchange in the near future. Adding such highly revered industry professionals as Gil Fronzaglia to our Board of Directors is yet another step towards achieving this very important corporate milestone.”

Gil Fronzaglia, newly appointed Better Choice Company Board Member, stated, “I am excited to re-enter the animal health and wellness industry at such an exciting time. I look forward to supporting the amazing executive team here at Better Choice, and feel I can really help further their successes. Over the past 10 years I have seen the impact a strong and industry knowledgeable board can have on a company’s performance and corporate achievements and I expect no less with Better Choice. I have been lucky enough to have had a long and successful career, which has included, large consumer-products companies, natural food and beverage startups, venture capital, and numerous board seats. I intend to call on all of these experiences in order to help the team here at Better Choice Company achieve ultimate success.”

About Better Choice Company, Inc.
Better Choice Company Inc. is a growing animal health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to animal health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted animal health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
PH: 212-896-1254
Valter@KCSA.com